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                                                                     EXHIBIT 3.2


                            CERTIFICATE OF FORMATION
                                       OF
                                 ACE GAMING, LLC

          The undersigned, in order to form a limited liability company pursuant to the provisions of the New Jersey Limited Liability Company Act, N.J.S.A. 42:2B-1, et seq., hereby certifies:

          FIRST: The name of the limited liability company is ACE GAMING, LLC.

          SECOND: The address of the limited liability company's initial registered office in New Jersey is 830 Bear Tavern Road, Suite 305, West Trenton, New Jersey 08628-1020 and the name of the registered agent at such address is Corporation Service Company.

          THIRD: The initial operating agreement of the limited liability company shall be adopted by the members, and the power to make, alter and repeal the operating agreement is reserved to the members.

          FOURTH: The period of existence of the limited liability company is perpetual.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation and has certified this as his act and deed and the facts herein stated as true, this 5th day of November, 2003.


                                                /s/ BERNADETTE FALLOWS DAVIDSON
                                                --------------------------------
                                                Bernadette Fallows Davidson